Exhibit 24.1

January 1, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines Corporation (IBM) designated in writing by the Secretary of IBM, to sign on my behalf as a member of the Board of Directors of IBM, pursuant to the Securities Exchange Act of 1934 (the Act), any Securities and Exchange
Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, Form 5, or Form 144 under the Act.

   A. Bonzani ____________/s/____________________

   M. J. Busman ____________/s/____________________

   C. B. Gregory ____________/s/____________________

   M. Sladek       ____________/s/____________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.

       Very truly yours,

       /s/

       Joan E. Spero

cc:  New York Stock Exchange